EXHIBIT 32.2
Noble Corporation, a Swiss corporation
Noble Corporation, a Cayman Islands company
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company ( “Noble-Cayman”) on Form 10-Q for the period ended March 31, 2009, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas L. Mitchell, Senior Vice President, Chief Financial Officer, Treasurer and Controller of each of Noble-Swiss and Noble-Cayman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each of Noble-Swiss and Noble-Cayman.

May 11, 2009	/s/ THOMAS L. MITCHELL
Thomas L. Mitchell
Senior Vice President, Chief Financial Officer, Treasurer and Controller of Noble Corporation, a Swiss corporation, and Noble Corporation, a Cayman Islands company